Exhibit 99.1

iPower Acquires a 100% Interest in its Global Hydroponic

Co-Engineering Partner, Daheshou Shenzhen Information Technology

Strategic Acquisition Expands Production Capacity and Deepens R&D Capabilities

DUARTE, CA, February 22, 2022 – On February 15, 2022, iPower Inc. (Nasdaq:IPW) (“iPower” or the “Company”), one of the leading online hydroponic equipment suppliers and retailers, acquired Anivia Limited, a British Virgin Islands company, for US$12 million. Anivia Limited controls a 100% interest in iPower’s largest global co-engineering partner, Daheshou Shenzhen Information Technology Co. Ltd (“DHS”).

DHS is a service provider based in Shenzhen, China that is engaged in R&D, distribution, quality assurance, end-to-end supply chain management services, and online merchandising services. DHS provides these services to markets throughout North America, Europe and Asia. DHS generated approximately $9.0 million of gross sales in fiscal year 2021, with the majority of that revenue coming from iPower, DHS’s largest customer.

The acquisition of DHS will expand iPower’s current supply chain and e-commerce capabilities through in-house product sourcing, manufacturing network management, quality assurance processes and R&D expertise.

“Since the onset of the global pandemic and throughout the past year’s volatile supply chain environment, we have relied extensively on DHS to source consistent, high-quality products in a timely fashion,” said iPower CEO Lawrence Tan. “Their deep sourcing network and R&D expertise have been invaluable assets to our company. Bringing our key supplier and logistics service provider in-house will strengthen our supply chain and reduce the risk of potential supplier turnover. We also plan to utilize DHS for the benefit of our recently announced joint ventures, which will extend our new suite of services to a broader set of customers and partners going forward.”

The $12.0 million in transaction consideration includes $1.5 million of cash and a $3.5 million unsecured promissory note, with the remaining $7.0 million paid in the form of 3,083,700 shares of iPower common stock, valued at $2.27 per share, which was the closing price of our common stock traded on the Nasdaq Capital Market on February 15, 2022. The promissory note bears interest at a rate of 6% per year and will mature in two years. All common stock issued is subject to a 180-day lock-up period following the closing of the transaction.

Additional information can be found in our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 22, 2022.

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About iPower Inc.

iPower Inc. is one of the leading online retailers and suppliers of hydroponics equipment and accessories. iPower offers thousands of stock keeping units from its in-house brands as well as hundreds of other brands through its website, www.zenhydro.com, and its online platform partners. iPower has a diverse customer base that includes both commercial businesses and individuals. For more information, please visit iPower's website at https://ir.meetipower.com/.

Forward-Looking Statements

All statements other than statements of historical fact in this announcement are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that iPower believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as "may," "will," "expect," "anticipate," "aim," "estimate," "intend," "plan," "believe," "potential," "continue," "is/are likely to" or other similar expressions. iPower undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although iPower believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and iPower cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in iPower's registration statement and in its other filings with the SEC.

Investor Relations Contact

Sean Mansouri, CFA

Elevate IR

(720) 330-2829

IPW@elevate-ir.com

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